UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

Viking Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37355	46-1073877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd, Suite 500
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 704-4660

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VKTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Offering

On September 23, 2026, Viking Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (the “Equity Representatives”), as representatives of the several underwriters named therein (the “Equity Underwriters”), to issue and sell (the “Equity Offering”) 7,857,143 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), at a public offering price of $35.00 per share. Under the terms of the Equity Underwriting Agreement, the Company also granted the Equity Underwriters a 30-day option to purchase up to an additional 1,178,571 shares of Common Stock, on the same terms and conditions, which the Equity Underwriters exercised in full on September 24, 2026.

The Equity Offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-297820), previously filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2026 and which automatically became effective upon filing, a base prospectus dated July 29, 2026 and a prospectus supplement dated September 23, 2026.

The Equity Offering closed on September 25, 2026. Net proceeds from the Equity Offering were approximately $297.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and giving effect to the exercise of the option to purchase additional shares of Common Stock.

The Equity Underwriting Agreement contains customary representations, warranties and covenants made by the Company and customary conditions to closing, indemnification obligations of the Company and the Equity Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and termination provisions.

The foregoing description of the Equity Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Equity Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K. A copy of the opinion of Paul Hastings LLP, counsel to the Company, relating to the validity of the shares of Common Stock issued in the Equity Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

Debt Offering

On September 23, 2026, the Company entered into an underwriting agreement (the “Debt Underwriting Agreement”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (the “Debt Representatives”), as representatives of the several underwriters named therein (the “Debt Underwriters”), to issue and sell (the “Debt Offering”) $225,000,000 aggregate principal amount of the Company’s 2.00% Convertible Senior Notes due 2032 (the “Notes”). Under the terms of the Debt Underwriting Agreement, the Company also granted the Debt Underwriters a 30-day option to purchase up to an additional $33,750,000 aggregate principal amount of Notes, on the same terms and conditions, which the Debt Underwriters exercised in full on September 24, 2026. The Notes were issued pursuant to, and are governed by, an indenture (the “Base Indenture”), dated as of September 25, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), dated as of September 25, 2026, between the Company and the Trustee.

The Debt Offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-297820), previously filed with the SEC on July 30, 2026 and which automatically became effective upon filing, a base prospectus dated July 29, 2026 and a prospectus supplement dated September 23, 2026.

The Notes are senior, unsecured obligations and are (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will accrue interest at a rate of 2.00% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2027. The Notes will mature on October 15, 2032 unless earlier repurchased, redeemed or converted. Before July 15, 2032, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after July 15, 2032, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election. The initial conversion rate is 19.7044 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $50.75 per share of Common Stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable (a “provisional redemption”), in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after October 22, 2029 and on or before the 25th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of Common Stock exceeds 130% of the conversion price on (x) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (y) the trading day immediately before the date the Company sends such notice. However, the Company may not redeem less than all of the outstanding Notes pursuant to a provisional redemption unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. In addition, calling any Note for provisional redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for provisional redemption.

In addition, the Company will also have the right to redeem (a “cleanup redemption”) all, but not less than all, of the Notes, at any time, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the principal amount of the Notes outstanding at the time the Company sends the related redemption notice is less than 15% of the aggregate principal amount of the Notes issued in the Debt Offering. Calling the Notes for cleanup redemption will constitute a Make-Whole Fundamental Change, which will require the Company to increase the conversion rate in certain circumstances for a specified period of time.

If certain corporate events that constitute a Fundamental Change occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Common Stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within five days after its occurrence; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $30,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The Debt Offering closed on September 25, 2026. Net proceeds from the Debt Offering were approximately $250.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and giving effect to the exercise of the option to purchase additional Notes. The Company currently intends to use the net proceeds from the Equity Offering and the Debt Offering for the continued clinical development, advancement and commercialization of its VK2735 program, the continued clinical development and advancement of its VK3019 program and for other general research and development, working capital and general corporate purposes.

The Debt Underwriting Agreement contains customary representations, warranties and covenants made by the Company and customary conditions to closing, indemnification obligations of the Company and the Debt Underwriters, including for liabilities under the Securities Act, and termination provisions.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Debt Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the certificate representing the Notes are filed as Exhibits 1.2, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Base Indenture, the Supplemental Indenture and the Notes set forth in such exhibits.

A copy of the opinion of Paul Hastings LLP relating to the validity of the Notes pursuant to the Indenture is filed herewith as Exhibit 5.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Debt Offering” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the estimated offering expenses of, and anticipated use of proceeds from, the Equity Offering and Debt Offering. The risks and uncertainties involved include those detailed in the final prospectus supplements for the offerings and from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of September 23, 2026, by and among Viking Therapeutics, Inc. and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (Equity Offering).

1.2

Underwriting Agreement, dated as of September 23, 2026, by and among Viking Therapeutics, Inc. and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (Debt Offering).

4.1	Indenture, dated as of September 25, 2026, between Viking Therapeutics, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of September 25, 2026, between Viking Therapeutics, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of certificate representing the 2.00% Convertible Senior Notes due 2032 (included as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2).
5.1	Opinion of Paul Hastings LLP (Equity Offering).
5.2	Opinion of Paul Hastings LLP (Debt Offering).
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1) (Equity Offering).
23.2	Consent of Paul Hastings LLP (included in Exhibit 5.2) (Debt Offering).
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING THERAPEUTICS, INC.

Date:	September 28, 2026	By:	/s/ Brian Lian, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)